Exhibit 10.31

                        AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment ("Amendment") to the Employment Agreement ("Agreement") executed between Exigent International, Inc. and William K. Presley dated June 11, 1997 is entered into as of October 27, 1998 between Exigent International, Inc. ("Exigent"), a corporation duly authorized and existing under the laws of the State of Delaware with a principal place of business at 1225 Evans Road, Melbourne, Florida 32904 and William K. Presley ("Employee"), an individual domiciled at 220 Columbia Dr., Apt. 19, Cape Canaveral, FL 32920.

NOW, THEREFORE, for one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Exigent and Employee hereby agree as follows:

1. Executive Incentive Program for FY98(b). Exigent and Employee agree that the Executive Incentive Plan Summary for fiscal year 1998(b) (i.e., February 1, 1998 through December 31, 1998) attached hereto as Attachment "1" of this Amendment shall form an integral part of Exhibit "B" to the Agreement and shall contain the parameters for any incentive compensation to be awarded to Employee in the fiscal year of 1998(b).

2. Corporate Goals. Exigent and Employee agree that the incentive compensation tied to the financial performance of Exigent as identified in Attachment "1" hereto is subject to the attainment of Employee's corporate goals described in Attachment "2", attached hereto and incorporated herein by this reference. One hundred (100) percent of the incentive compensation set forth in Attachment "1" shall be earned if and only if one hundred percent of the corporate goals set forth in Attachment "2" are fulfilled. An internal compensation committee shall be established by the CEO for Exigent to determine whether the corporate goals have been fulfilled. In the event less than one hundred (100) percent of the corporate goals are fulfilled, the compensation committee may make a pro-rata award of incentive compensation. All determinations by said compensation committee shall be final and binding.

3. Ratification and Approval. In all other respects the Agreement is hereby ratified by Exigent and Employee and remains in full force and effect, as previously amended. The FY1998(b) executive compensation program supersedes any and all prior compensation plans in effect for FY1998(b).

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date set forth above and is retroactively effective from February 1, 1998.

For Exigent:                                           For Employee:
Exigent International, Inc.                            William K. Presley


By: /s/ B.R. Smedley                                 By:  /s/ William K. Presley
    -----------------------                               ----------------------
     B.R. "Bernie" Smedley,
     Chief Executive Officer

                                                                    Attachment 1

                     Annual Executive Incentive Plan Summary
                             Chief Technical Officer

I.       Executive Target Incentive Payments
         Target incentive payments are based on market competitive incentive levels. The target incentive payment for this position is:

|X|      CTO:  30% of base salary

II. Incentive Plan Financial Goals and Plan Effectivity Corporate and Business Unit financial goals for 1998(b) are as follows:

                                         Corporate
                              Revenue                 Earnings
                            $36 Million             $2.0 Million

         The Annual Incentive Plan will be implemented only if the following earning goal is met for 1998(b) |X| 80% of 1998(b) corporate earnings target is met, i.e., $1.6 Million

III. Executive Incentive Plan Performance Measures and Weights |X| The following table summarizes the performance measures applicable to the plan participant:


   Employee       Title       Corporate Financial Goals Percentage       Business Unit Financial Goals      Individual
                                                                                   Percentage                 Goals
                                                                                                            Percentage
                            Revenue     Earnings      Share       EPS      Revenue    Operating Profit
                                                      Price                              (after tax)

Bill Presley       CTO        20%          60%         N/A        N/A        N/A            N/A                20%


IV.      Payout Calculation
         The following matrix will be used to establish the payout a participant will receive for Corporate, Business Unit, or individual performance for each goal:

  Level of Corporate, Business Unit,
      or Individual Performance                             Incentive Payout
---------------------------------------------     ----------------------------
Less than 80% of target performance              0% of target incentive
80% of target performance                        20% of target incentive
80% - 100% of target  performance                20% - 100% of target incentive
                                                  (straight line interpolation)
100% of target  performance                      100% of target incentive
100% - 125% of target performance                100% - 125% of target incentive
                                                   (straight line interpolation)
125% of target performance                       200% of target incentive

VI.  Payout Method

|X| Bonuses will be paid in a combination of 50% cash, and 50% stock grants. Participants may elect for all or part of the cash portion of their bonus paid in stock instead of cash. The number of shares will be calculated based on the closing stock price on the last day of the fiscal year

|X| For example, if a $10,000 incentive payment was earned, and the stock price is $5.00, the participant would receive $5,000 cash (less withholding tax) and would be granted 1,000 shares of stock.

                                                                    Attachment 2

                                 Corporate Goals
                          FY'98(b) Bonus Award Program
                                  Bill Presley


    FY98(b) Goals               CTO        Achieved          Comments

CORPORATE MEASURES
o Meet Corporate financial                           Bonus amount determined
  objectives (based on 11 month                      Company performance to the
  fiscal year)                                       1998(b) Executive Incentive
  - Revenue 36M (20%)           20                   Program Payout Matrix
  - Earnings 2M (60%)           60

CORPORATE TOTAL                 80%


                                Individual Goals
                          FY'98(b) Bonus Award Program
                                  Bill Presley

FY98(b) Individual Goals         CTO       Achieved        Comments

NEW BUSINESS DEVELOPMENT
o Secure Teledesic/Celestri      10                  Points will be prorated for
  and INX Business                                   the percent of achieved
                                                     goal

o  Support Other Initiatives,    5                   Points will be prorated for
   i.e., Hughes, Loral, Harris,                      the percent of achieved
   NRL, Government, etc.                             goal

o  Introduce new products for    5                   Points will be prorated for
   development of X-Labs         5                   the percent of achieved
                                                     goal

NEW BUSINESS DEV. TOTAL         20%

GRAND TOTAL                    100%